UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               October 20th, 1998
                               ------------------
                                 Date of Report


                                EMPIRE GOLD INC.
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             (Exact name of registrant as specified in its charter)


                                     INDIANA
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                 (State or other jurisdiction of incorporation)


         1-4799                                          35-0540454
 ----------------------                       -------------------------------
(Commission file number)                     (IRS Employer Identification No.)


                Suite 802-1985 Bellevue Avenue, West Vancouver,
                       British Columbia, Canada, V7V 4B6
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              (Address of principal executive offices and Zip Code)


                                 (604) 921-2811
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              (Registrant's telephone number, including area code)



          300-90 Adelaide Street West, Toronto, Ontario, Canada M5H 3V9
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

Item 9. Sale of Equity Securities Pursuant to Regulation S


A. On April 21, 1998 the Company sold 593,300 units of the Company at a purchase price of US$0.15 for a total offering price of US$89,000.

On June 17, 1998 the Company sold 250,000 units of the Company at US$0.15 for a total offering price of US$37,500.

On September 11, 1998 the Company sold 500,000 units of the Company at a purchase price of US$0.10 for a total offering price of US$50,000, consisting of one Common Share and one Warrant, exercisable in year one at US$0.10 and year two at US$0.15.

The purchasers of the units were D. I. Edith Bruckner-Leitner, 843,000 for an offering of US$126,000 and M. Daniel Olchanski, 500,000 units for an offering of US$50,000.

The securities were offered and sold outside of the United States without registration under the Securities Act of 1933 in reliance upon Regulation S and may not be offered or sold in the United States absent registration or an applicable exemption for registration requirements.


                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant had duly caused the report to be signed on its behalf by the undersigned hereunto duly authorised.

DATED this 20th day of October, 1998

EMPIRE GOLD INC.




By: /s/ Eunice Ludlow
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    Eunice Ludlow
    Chief Financial Officer and Secretary